EXHIBIT 99.7


                   INSTRUCTIONS AS TO USE OF
                SUBSCRIPTION RIGHTS CERTIFICATES

                  FIRST LEESPORT BANCORP, INC.

                       --------------------


     CONSULT THE INFORMATION AGENT, OR YOUR BANK OR BROKER,
  IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

                       --------------------

     The following instructions relate to the rights offering (the "Offering") by First Leesport Bancorp, Inc., a Pennsylvania corporation (the "Company"), to the holders of its Common Stock, $5.00 par value per share (the "Common Stock"), as described in the Company's Prospectus dated November 9, 2001 (the "Prospectus"). Holders of record (a "Rights Holder") of Common Stock at the close of business on November 9, 2001 (the "Record Date") are receiving one non-transferable basic subscription right (each a "Right") for each two (2) shares of Common Stock held on the Record Date. Each Right entitles the Rights Holder to subscribe for, and purchase from the Company, one share of Common Stock (the "Basic Subscription Right") at the subscription price (the "Subscription Price") of $ __________. In lieu of fractional Rights, the aggregate number of Rights issued to a Rights Holder have been rounded up or down to the nearest whole number. An aggregate number of up to _____ shares of Common Stock (the "Underlying Shares") will be distributed in connection with the Offering.

     Subject to the proration and possible reduction described below, each Right also entitles any Rights Holder exercising in full the Basic Subscription Right the right to subscribe for additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Right (the "Oversubscription Privilege").

     THE OVERSUBSCRIPTION PRIVILEGE MUST BE EXERCISED AT THE SAME TIME AS THE BASIC SUBSCRIPTION RIGHT. THE BASIC SUBSCRIPTION RIGHT AND THE OVERSUBSCRIPTION PRIVILEGE ARE NOT TRANSFERABLE.

     Subject to the allocation and possible reduction described below, shares of Common Stock will be available for purchase pursuant to the Oversubscription




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Privilege only to the extent that all Underlying Shares have not been subscribed for through the Basic Subscription Right. If the Underlying Shares not subscribed for through the Basic Subscription Right (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective numbers of shares each such Rights Holder subscribes for pursuant to the Basic Subscription Right; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Shares than such Rights Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then each such Rights Holder will be allocated only that number of Excess Shares for which such holder oversubscribed, and the remaining Excess Shares will be allocated among all other Rights Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

         The Subscription Price is payable in cash. See "The Rights Offering" in the Prospectus.

         The Rights will expire at 5:00 p.m., Eastern Time, on December 12, 2001, unless extended by the Company to a time not later than 5:00 p.m., Eastern Time, on January 2, 2002 (in either case, the "Expiration Time").

         The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the reverse side of your Subscription Rights Certificate and returning the Subscription Rights Certificate to the Subscription Agent in the envelope provided. Once a Rights Holder has properly exercised his or her rights, such exercise may not be revoked.

         YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M., EASTERN TIME, ON JANUARY 2, 2002. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.


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1.  SUBSCRIPTION RIGHTS

     To Exercise Rights. To exercise your Rights, complete Form 1 of your Subscription Rights Certificate and send to the Subscription Agent your properly completed and executed Subscription Rights Certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Privilege. Payment of the Subscription Price must be made for the full number of Underlying Shares being subscribed for (a) by check payable to American Stock Transfer & Trust Company, as Subscription Agent, (b) by certified check or bank draft drawn upon a U.S. bank, or postal or express money order, in each case, payable to "American Stock Transfer & Trust Company," as Subscription Agent, or (c) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose of accepting subscriptions at _________________________________________,
ABA No. __________, Account __________, Attention: _______________(with
Subscriber's name). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank, or of any postal or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED CHECK, BANK DRAFT, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription Right with respect to the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Rights Certificate(s) delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of



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whole Excess Shares equal to the quotient obtained by dividing the Subscription
Excess by the Subscription Price and any amount remaining after such division shall be returned to you.

     To Exercise Rights through a Nominee. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must complete Form 1 of your Subscription Rights Certificate, providing clear direction as to how many Rights are to be exercised and what action a should be taken in regards to any unexercised Rights. Banks, brokers and other nominees who exercise the Oversubscription Privilege on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Oversubscription Certification in the form available from the Subscription Agent or the Information Agent, the aggregate number of Rights as to which the Oversubscription Privilege are being exercised and the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

     To Exercise Rights if Subscription Rights Certificate Might Not Properly Reach the Subscription Agent Prior to the Expiration Time. You may cause a written guarantee substantially in the form of Exhibit A to these Instructions (the "Notice of Guaranteed Delivery") from a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as such payment is also received by the Subscription Agent at or prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Rights Certificate and the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Right and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Rights Certificate(s) evidencing those Rights within two (2) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Rights Certificate(s) must be received by the Subscription Agent within two (2) business days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent.



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     Limitation on Subscription Privileges. The Company will not be required to issue Underlying Shares pursuant to the Offering to any Rights Holder who, in the Company's sole judgment and discretion, is required to obtain prior clearance, approval or nondisapproval from any state or Federal bank regulatory authority to own or control such shares unless, prior to the Expiration Time, evidence of such clearance, approval or nondisapproval has been provided to the Company. If the Company elects not to issue shares in such case, such shares will become available to satisfy subscriptions pursuant to the Oversubscription Privilege. See "The Rights Offering--Regulatory Limitation" in the Prospectus.

2.  THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT

     The address and telephone and telecopier numbers of the Subscription Agent are as follows:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                        General Information:

                            --------------

                      Facsimile Transmission       By Hand or
By Mail:                  Copy Number:        Overnight Courier:

-------------------   (---)--------            -----------------
-------------------
-------------------

         The address and telephone number of the Information Agent are as follows:

                      Sandler O'Neill Shareholder Services
                (a division of Sandler O'Neill & Partners, L.P.)
                         9 West 57th Street, 19th Floor
                            New York, New York 10019
                        Telephone Number: (866) 238-9463

3. ISSUANCE OF STOCK CERTIFICATES; EXCESS PAYMENTS

     The following issuances, deliveries and payments will be made to you at the address shown on the face of your Subscription Rights Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Form 2 of your Subscription Rights Certificate. See "The Rights Offering--Exercise of Rights" in the Prospectus.



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     Common Stock Certificates. Subject to completion of the Offering, the
Subscription Agent will issue and mail in accordance with the instruction of the exercising Rights Holder, a certificate representing Underlying Shares purchased pursuant to the valid exercise of Rights, as soon as practicable after the Expiration Time and all prorations and reductions contemplated by the Offering have been effected. See "The Rights Offering--Basic Subscription Right" and "- Oversubscription Privilege" in the Prospectus.

     Refunding of Excess Payments. As soon as practicable after the Expiration Time and after all prorations and possible reductions contemplated by the terms of the Offering have been effected, the Subscription Agent will return by mail without interest or deduction to each Rights Holder exercising the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Underlying Shares that were subscribed for by such Rights Holder but not allocated to such Rights Holder pursuant to the Oversubscription Privilege.

4.  SIGNATURES

     Execution by Rights Holder. The signature on the Subscription Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     Execution by Person Other than Rights Holder. If the Subscription Rights Certificate is executed by a person other than the Rights Holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

     Signature Guarantees. Unless your Subscription Rights Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in paragraph 1), your signature


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on each Subscription Rights Certificate must be guaranteed by an Eligible
Institution (as defined herein).

5.  METHOD OF DELIVERY

     The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Time. Because uncertified checks may take at least five business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

6.  LOST, STOLEN, DESTROYED OR MUTILATED SUBSCRIPTION RIGHTS CERTIFICATES

     Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Rights Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Rights Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Rights Certificate of like tenor to the registered Rights Holder in lieu of the Subscription Rights Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Subscription Rights Certificate is replaced. See Exhibit B.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Right (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Rights") from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of


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the Subscription Price for each Underlying Share subscribed for pursuant to the
Basic Subscription Right. THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF DTC RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Rights may exercise the Oversubscription Privilege in respect thereof by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Excess Shares for which the Oversubscription Privilege is exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Right will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

8.  TRANSFER TAXES

     Except for the fees charged by the Subscription Agent (which will be paid by the Company as described herein), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Rights Holder, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

9.  IRREGULARITIES

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the



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acceptance thereof or the issuance of the shares of Common Stock pursuant thereto could be deemed unlawful.














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                            EXHIBIT A TO INSTRUCTIONS
                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        SUBSCRIPTION RIGHTS CERTIFICATES
                                    ISSUED BY
                          FIRST LEESPORT BANCORP, INC.

     This Form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Offering described in the Prospectus dated November 9, 2001 (the "Prospectus") of First Leesport Bancorp, Inc., a Pennsylvania corporation (the "Company"), if a holder of Rights cannot deliver the subscription rights certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Time, on December 12, 2001, unless extended by the Company to a time not later than 5:00 p.m., Eastern Time, on January 2, 2002 (in either case, the "Expiration Time"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Rights Certificate(s) relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $__________ per share for each Underlying Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Instructions as to Use of Subscription Rights Certificates at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:
                     American Stock Transfer & Trust Company

                              General Information:
                                                  --------------

                      Facsimile Transmission       By Hand or
By Mail:                  Copy Number:        Overnight Courier:

-------------------   (---)--------            -----------------
-------------------
-------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned represents that he or she is the holder of Subscription Rights Certificate(s) representing __________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on December 12, 2001, or such later time to which the Rights offering has been extended by the Company to a time not later than 5:00 p.m., Eastern Time, on January __, 2002 (in either case, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for one Share of Common Stock per Right with respect to __________ Rights represented by such Subscription Rights Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Shares (as defined in the Instructions As To Use of Subscription Rights Certificate (the "Instructions")) are available therefor, for an aggregate of up to __________Excess Shares. The undersigned understands that payment of the Subscription Price of $__________ per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and represents that such payment, in the aggregate amount of $__________, either has or is being delivered by (check appropriate box(es)):

         [__] Wire transfer of funds directed to American Stock Transfer & Trust Company, __________________, ABA # __________, Account
                  __________, Attn: __________________________________ Name of
                  transferor institution_______________________ Date of transfer _________________________________ Federal Reference number (if available) -----------------------

         [__] Uncertified check payable to American Stock Transfer & Trust Company. Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

                  Name of maker _______________________________________
                  Date of check _______________________________________
                  Bank on which check is drawn ________________________

         [__] Certified check or bank draft payable to ____________ Name of maker _______________________________________
                  Date of draft _______________________________________

         [__]     Money order payable to ______________________________
                  Issuer of money order _______________________________
                  Date of money order _________________________________

Signature(s):                  Address:

----------------------         ---------------------------------

----------------------         ---------------------------------

Name(s):

----------------------         ---------------------------------
PLEASE TYPE OR PRINT           (INCLUDE ZIP CODE)

----------------------         Area Code and Telephone Number(s)


----------------------
(IF SIGNATURE IS BY A TRUSTEE(S),      Subscription Rights
EXECUTOR(S), ADMINISTRATOR(S),         Certificate No(s) (if
GUARDIAN(S), ATTORNEY(S)-IN-FACT,      available)_______________
AGENT(S), OFFICER(S), OF A
CORPORATION OR ANOTHER ACTING IN
A FIDUCIARY OR REPRESENTATIVE
CAPACITY, SUCH CAPACITY MUST BE
CLEARLY INDICATED ABOVE).

                              GUARANTEE OF DELIVERY

     (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE
                          GUARANTEE)

THE UNDERSIGNED, A MEMBER FIRM OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, GUARANTEES THAT THE UNDERSIGNED WILL DELIVER TO THE SUBSCRIPTION AGENT THE SUBSCRIPTION RIGHTS CERTIFICATE(S) REPRESENTING THE RIGHTS BEING EXERCISED HEREBY, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN TWO (2) TRADING DAYS AFTER THE DATE HEREOF.

________________________     Date _________________, 2001
(NAME OF FIRM)

________________________     Address:___________________________
(AUTHORIZED SIGNATURE)

------------------------     -----------------------------------
(NAME)                       (INCLUDE ZIP CODE)

------------------------     -----------------------------------
(TITLE)                      (AREA CODE AND TELEPHONE NUMBER)

THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION RIGHTS CERTIFICATE(S) TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH INSTITUTION.

                      EXHIBIT B TO INSTRUCTIONS
           AFFIDAVIT OF LOST, STOLEN, DESTROYED OR MUTILATED
                   SUBSCRIPTION RIGHTS CERTIFICATE(S)

SUBSCRIPTION RIGHTS CERTIFICATE NO(s) _________ (if available) for _________ Rights to purchase Common Stock of First Leesport Bancorp, Inc.

     I am the lawful owner of the above-described representing Subscription Rights Certificate(s) to purchase shares of Common Stock of First Leesport Bancorp, Inc. (the "Company") at an exercise price of $__________ per share. The Subscription Rights Certificate(s) has (have) not been exercised, endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the Subscription Rights Certificate(s) and have been unable to find it (them) and make this affidavit for the purpose of inducing the Company to issue a new Subscription Rights Certificate of like tenor, and hereby agree to surrender the Subscription Rights Certificate(s) for cancellation should I, at any time, find the Subscription Rights Certificate(s). In consideration of the receipt of a new Subscription Rights Certificate(s), I agree to completely indemnify, protect and hold harmless the Company and any
other party to the transaction (the "Obligees") from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation of Subscription Rights Certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

                                  PLEASE DATE AND SIGN BELOW:

                                  Dated:  _______________, 2001

                                  ------------------------------
                                  (Signature of Holder)

                                  ------------------------------
                                  (Signature of Holder)

     (Must be signed above by registered holder(s) or by person(s) authorized to receive the cash payments.)